EXHIBIT 5.1



                                                   June 16, 2000



Koppers Industries, Inc.
436 Seventh Avenue
Pittsburgh, PA  15219

Gentlemen:

         This opinion is issued in conjunction with the proceedings taken and proposed to be taken by Koppers Industries, Inc., a Pennsylvania corporation (hereinafter the "Company") regarding the Company's registration of (i) Two Hundred Fifty Thousand (250,000) shares of common stock (hereinafter the "Common Stock") which will be purchased by the Employee Savings Plan of Koppers Industries, Inc. and Subsidiaries and the Koppers Industries, Inc. Savings Plan for Union Hourly Employees (hereinafter collectively the "Plan") on behalf of the Plan participants and the registration of (ii) an indeterminate amount of participation interests in the Plan (hereinafter the "Plan Interests").

         We understand you will rely on this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission related to the registration of the Common Stock to be sold to the Plan for the benefit of the Plan participants and the registration of the Plan Interests.

         We have examined applicable law and made such investigations that we have deemed necessary and appropriate in order to render the opinion addressed herein.

         Based on the foregoing, we are of the opinion that:

         (1)  The  Company  is a  corporation   validly  created  and   existing
under the laws of the  Commonwealth  of Pennsylvania.

         (2) When the consideration is paid and the shares have been issued, the shares of Common Stock offered by the Company as contemplated in the Registration Statement are validly issued, fully paid and are non-assessable.

         (3) The Plan is subject to the Employee Retirement Income Security Act of 1974, as amended (hereinafter "ERISA") and the form of the Plan is intended to satisfy the technical tax qualification provisions of the Internal Revenue Code of 1986, as amended (hereinafter the "Code"), although it should be noted that whether any plan qualifies under the Code is a question based upon factual considerations prevailing from time to time. Some of these factual considerations involve the operation of the Plan and whether the Plan includes at least a specified percentage of the Company's non-highly compensated employees. We have made no review of the Plan's operations or the composition of Plan participants. Therefore, we do not express any opinion as to whether the terms of the Plan, as amended and restated, effective January 1, 1999, accurately reflects its operation, whether the operation of the Plan is consistent with the terms thereof, or whether the individuals who are deemed eligible to participate in the Plan are sufficient to satisfy certain demographic requirements for tax qualification under the Code. While our opinion is not binding upon any governmental agency, we believe the Internal Revenue Service would issue a favorable opinion upon submission of the Plan with a request for a determination, at least with respect to the form of the Plan, as amended and restated effective January 1, 1999.

         We note that the Internal Revenue Service may require that modifications be made to the Plan. The Company, however, has expressly reserved the right in the Plan to make such modifications to the Plan as are required to obtain receipt of a favorable determination letter from the Internal Revenue Service.






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         Our  opinion is based upon the Plan as it is now  designed  and drafted and upon the provisions of ERISA, the Code, governmental regulations and judicial authorities in effect as of the date of this opinion letter. Any of this may change in the future with retroactive effect.

         We have been advised that the Company has submitted the Plan to the Internal Revenue Service in January 2000 and will make all changes required by the Internal Revenue Service in order to qualify the Plan.

         We are admitted to the Bar of the Commonwealth of Pennsylvania. We express no opinion herein as to the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America to which we have made specific reference.

         This opinion is issued based upon the applicable laws in effect on the date hereof. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof. This opinion letter is rendered solely for your benefit in connection with the transactions described above. This opinion letter may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinion or opinions should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus forming a part of such Registration Statement.

                                Very truly yours,



                                /s/ Metz Schermer & Lewis L.L.C.




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